                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

                                          [_] Confidential, for Use of the
[X] Definitive Proxy Statement                Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           GALILEO TECHNOLOGY, LTD.
               (Name of Registrant as Specified In Its Charter)

                                142 Charcot Ave
                              San Jose, CA 95131
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

                            GALILEO TECHNOLOGY LTD.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                August 3, 1999

TO THE SHAREHOLDERS OF GALILEO TECHNOLOGY LTD.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Galileo Technology Ltd., a corporation formed under the laws of the State of Israel (the "Company"), will be held on Tuesday, August 3, 1999 at 1:00 p.m., Israel time, at the principal executive offices of the Company located at Moshav Manof, D.N. Misgav 20184, Israel, for the following purposes:

  1. To elect directors to serve for the ensuing year and until their successors are elected.

  2. To approve an amendment to each of the Galileo Technology Ltd. 1997 Employees' Stock Option Plan and the Galileo Technology Ltd. 1997 GTI Stock Option Plan (together, the "Plans") to increase by 600,000 the number of shares reserved for issuance under such Plans.

  3. To approve a special resolution to increase the registered share capital of the Company from NIS 500,000 (50,000,000 Ordinary Shares) to NIS 1,000,000 (100,000,000 Ordinary Shares).

  4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

  5. To approve the 1998 Annual Report and Consolidated Financial Statements of the Company.

  6. To transact such other business as may properly come before the meeting or any adjournments thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only shareholders of record at the close of business on June 30, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting and any adjournments thereof.

   All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder previously signed and returned a proxy.

                                        FOR THE BOARD OF DIRECTORS

                                        Avigdor Willenz
                                        Chairman of the Board of Directors
                                        and Chief Executive Officer

Manof, Israel
July 6, 1999

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                            GALILEO TECHNOLOGY LTD.

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

   The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Galileo Technology Ltd. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held Tuesday, August 3, 1999 at 1:00 p.m., Israel time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal executive offices of the Company located at Moshav Manof, D.N. Misgav 20184, Israel. The telephone number at that address is 011-972-4-9999-555. The Company's principal executive offices in the United States are located at 142 Charcot Avenue, San Jose, California 95131. The telephone number at that address is (408) 367-1400.

   These proxy solicitation materials were mailed on or about July 6, 1999 to all shareholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

   Shareholders of record at the close of business on June 30, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 20,608,388 of the Company's Ordinary Shares (the "Ordinary Shares") were issued, outstanding and entitled to vote at the Annual Meeting.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at either of the addresses set forth herein, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

Voting and Solicitation

   Pursuant to the Company's Articles of Association, the presence, in person or by proxy, of at least two shareholders entitled to vote upon the business to be transacted in the Annual Meeting and holding or representing at least 60 percent of the outstanding Ordinary Shares of the Company represented at the Annual Meeting in person or by proxy and voting thereon is necessary to approve the matters upon which the shareholders will be asked to vote, except that the affirmative vote of the holders of at least three-fourths of the outstanding Ordinary Shares of the Company represented at the Annual Meeting in person or by proxy and voting thereon is necessary for the approval of the Special Resolution to increase the registered share capital of the Company. Each Ordinary Share is entitled to one vote on each proposal or item that comes before the Annual Meeting.

   Under Israeli law, if a quorum is present in person or by proxy, broker non-votes and abstentions will have no effect on whether the requisite vote is obtained, as they do not constitute present and voting shares.

   Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile or other method. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the shareholders, will be borne by the Company. The Company may also retain Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. If retained, CIC will receive a fee for such services of approximately $5,000 plus out-of-pocket expenses, which will be paid by the Company. The Company may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold Ordinary Shares.

                                 PROPOSAL ONE

                             Election of Directors

Nominees

   The Articles of Association of the Company provide for a Board consisting of not fewer than three nor more than eleven directors. The size of the Board is currently set at four, and four directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four nominees named below. All of the nominees named below are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. The term of office of each person elected as a director will continue until the next annual general meeting of shareholders or until his successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a director.

   The name of and certain other information regarding each nominee is set forth in the table below.

Name                     Age                       Position
----                     ---                       --------
Avigdor Willenz.........  43 Chief Executive Officer and Chairman of the Board of
                             Directors
Manuel Alba.............  43 President of GTI and Director
Matty Karp(1)(2)........  50 Director
Christopher J.            35 Director
 Schaepe(1)(2)..........

--------
(1) Member of Compensation Committee.

(2) Member of Audit Committee.

   There is no family relationship between any of the directors or executive officers of the Company.

   Mr. Willenz founded the Company in November 1992 and has served as the Company's Chief Executive Officer and Chairman of the Board of Directors since that time. Between 1988 and 1992, Mr. Willenz was Corporate Product Definition Manager/Chief Engineer for IDT. Between 1984 and 1988, Mr. Willenz worked as design manager at Elbit Computers Ltd. ("Elbit"). Mr. Willenz holds a B.S.E.E. from the Technion in Israel.

   Mr. Alba has served as a director of the Company since March 1994. Mr. Alba has also been President of Galileo Technology, Inc., the Company's wholly-owned U.S. subsidiary ("GTI"), since its incorporation in April 1994. From 1989 to 1994, Mr. Alba worked as a marketing manager at IDT. From 1983 to 1989, Mr. Alba worked as a Staff Market Development Engineer at National Semiconductor Corporation. He holds a B.S.E.E. from the National Polytechnic Institute (Mexico City), an M.S.E.E. from the University of Southern California and an M.B.A. from the University of Santa Clara.

   Mr. Karp has served as a director of the Company since August 1994. Mr. Karp has been President of Kardan Technologies Ltd. and Active Chairman of Kardan Technology Ventures since 1994. Since April 1994, he has also managed the Nitzanim Venture Capital Fund. Between 1979 and 1994, Mr. Karp held several corporate management positions at Elbit, most recently the position of Senior Executive. Mr. Karp holds a B.S.E.E. from the Technion in Israel and is a graduate of the AMP at the Harvard Business School.

   Mr. Schaepe has served as a director of the Company since November 1995. Mr. Schaepe is a general partner of Weiss, Peck & Greer Venture Partners, a technology focused venture capital firm that he joined in 1991. Previously, Mr. Schaepe served in corporate finance and capital markets roles at Goldman, Sachs & Co. after his employment as a software engineer at International Business Machines Corporation. He is a director of several private companies and holds B.S. and M.S. degrees in computer science from Massachusetts Institute of Technology and an M.B.A. from Stanford Business School.

Board Meetings and Committees

   The Board held a total of seven meetings during the year ended December 31, 1998. Each director attended all meetings of the Board and of the committees, if any, upon which such director served.

   The Audit Committee currently consists of Mr. Karp and Mr. Schaepe. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. The Audit Committee held four meetings during 1998.

   The Compensation Committee currently consists of Mr. Karp and Mr. Schaepe. The Compensation Committee determines compensation and benefits for the Company's executive officers and administers the Company's equity incentive plans. The Compensation Committee, which consists solely of outside directors ineligible to participate in the Company's discretionary employee stock programs, has sole and exclusive authority to grant stock options to officers and to directors who are also employees or consultants of the Company. The Compensation Committee held one meeting during 1998.

   The Board does not have a nominating committee.

                                  MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding beneficial ownership of the Company's Ordinary Shares as of May 31, 1999 (i) by each person who is known by the Company to own beneficially more than 10 percent of the outstanding Ordinary Shares of the Company and (ii) by all of the Company's directors and executive officers as a group.

                                                      Ordinary   Percentage of
                                                       Shares       Ordinary
                                                    Beneficially     Shares
Name and Address of Beneficial Owner                  Owned(1)   Outstanding(2)
------------------------------------                ------------ --------------
Avigdor Willenz(3)................................   5,565,594        27.0%
 c/o Galileo Technology Ltd.
 Moshav Manof
 D.N. Misgav 20184, Israel

All directors and executive officers as a group (9
 persons)(4)......................................   6,907,337        33.6%

--------
(1) This table is based upon information supplied by directors and officers.

(2) Percent ownership is based on 20,581,625 Ordinary Shares outstanding as of May 31, 1999. Shares issuable upon exercise of outstanding options are considered outstanding for purposes of calculating the percentage of Ordinary Shares of the person holding such options, but are not deemed outstanding for computing the percentage of ownership of any other person.

(3) Includes 180,000 Ordinary Shares subject to options that Mr. Willenz granted to three other executive officers of the Company. Also includes 20,455 Ordinary Shares issuable pursuant to stock options held by Mr. Willenz that are exercisable within 60 days of May 31, 1999.

(4) Includes an aggregate of 275,058 Ordinary Shares issuable pursuant to stock options held by directors and executive officers that are exercisable within 60 days of May 31, 1999.

Compensation of Officers and Directors

   The directors of the Company can be remunerated by the Company for their services as directors to the extent such remuneration is approved by the Company's shareholders at an annual general meeting. Directors currently do not receive compensation for their services as directors but are reimbursed for their expenses for each Board of Directors meeting attended.

   The aggregate direct remuneration paid by the Company and GTI to all executive officers (9 persons) in 1998 was approximately $1,002,000. During 1998, the Company set aside an aggregate amount of approximately $103,000 to provide for pension, retirement or similar benefits for all executive officers. During the same period, the Company accrued severance benefits for the same group in the aggregate amount of approximately $123,000.

   There are no employment agreements between the Company and any of its officers or directors.

Option Grants to Executive Officers

   The aggregate number of options issued by the Company and GTI to all executive officers (7 persons) in 1998 was 458,793. The aggregate number of options granted by the Company and GTI to all employees in 1998 was 3,206,651. The aggregate number of options granted by the Company to non-employee directors of the Company and GTI (2 persons) in 1998 was 50,000.

   The Company did not make any awards during the fiscal year ended December 31, 1998 to any of the executive officers under any long-term incentive plan providing compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, excluding stock options.

Report of the Compensation Committee of the Board of Directors

   The Compensation Committee is comprised of two independent nonemployee directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with shareholders' interests, to administer the Company's executive compensation plans, programs and policies, to monitor corporate performance and its relationship to compensation of executive officers, and to make appropriate recommendations concerning matters of compensation.

 Compensation Philosophy.

   The Company was formed in 1992 as a private company and initially offered Ordinary Shares to the public in July 1997. The major goals of the compensation program are to align compensation with the attainment of key business objectives and to enable the Company to attract, retain and reward capable executives who can contribute to the continued success of the Company. Equity participation and a strong alignment to shareholders' interests are key elements of the Company's compensation philosophy. The Company's executive compensation program consists of base salary, incentive stock options and standard benefits.

   Base Salary. The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with high technology companies in comparable stages of development. Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining salaries somewhat below or at approximately the competitive industry median. Determination of base salary levels is established on an annual review of marketplace competitiveness with high technology companies, and on individual performance. Periodic increases in base salary relate to individual contributions evaluated against established objectives, relative marketplace competitiveness levels and length of service.

   Stock Options. The Compensation Committee strongly believes that one of the important goals of the compensation program should be to provide key employees who have significant responsibility for the management, growth, and future success of the company with an opportunity to increase their ownership of the Company and potentially gain financially from Company stock price increases. The interests of shareholders, executives and employees should thereby be closely aligned. Executives and key employees are eligible to receive stock options generally not more often than once a year, giving them the right to purchase Ordinary Shares of the Company in the future at a price equal to fair market value at the date of grant. All grants must be exercised according to the provisions of the Company's stock option plans.

   Other Benefits. The Company's philosophy is to provide adequate health- and welfare-oriented benefits to executives and employees, but to maintain a highly conservative position with respect to executive benefits.

   Summary. The Compensation Committee believes that the compensation of executives by the Company is appropriate and competitive with the compensation provided by other high technology companies with which the Company competes for executives and employees. The Committee believes its compensation strategy, principles, and practices result in a compensation program tied to shareholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's shareholders.

   The Compensation Committee of the Board of Directors:

       -- Matty Karp

       -- Christopher J. Schaepe

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Company currently consists of Mr. Karp and Mr. Schaepe. Neither Mr. Karp nor Mr. Schaepe serves as a member of the compensation committee of any other entity so as to create any compensation committee interlock. Neither Mr. Karp nor Mr. Schaepe serves as an officer of the Company or GTI.

Certain Relationships and Related Transactions

 Relationship with Kepler Software Ltd.

   In 1996 and 1998, the Company purchased shares of Kepler Software Ltd. ("Kepler"). Mr. Avigdor Willenz, Chief Executive Officer and Chairman of the Board of Directors of the Company, is Kepler's chairman of the board of directors. At December 31, 1998, the shares of Kepler owned by the Company represented approximately 37.5% of Kepler's outstanding shares.

                                 PROPOSAL TWO

        Approval of an Amendment to each of the Galileo Technology Ltd.
  1997 Employees' Stock Option Plan and the Galileo Technology Ltd. 1997 GTI
                               Stock Option Plan

Background

   The Board has approved, subject to shareholder approval, an amendment to each of the Galileo Technology Ltd. 1997 Employees' Stock Option Plan (the "GTL Plan") and the Galileo Technology Ltd. 1997 GTI Stock Option Plan (the "GTI Plan," and together with the GTL Plan, the "Plans") increasing the aggregate number of Ordinary Shares reserved for issuance under the Plans by 600,000 Ordinary Shares.

Description of the Proposal

   Currently, the GTL Plan provides that a total of 3,838,718 Ordinary Shares may be issued thereunder and the GTI Plan provides that a total of 2,570,000 shares may be issued thereunder. The number of shares that may be issued under the Plans increases automatically in January each year by an aggregate of four percent of the Ordinary Shares of the Company then outstanding. As of May 31, 1999, there were 506,187 shares available for option grant under the GTL Plan and 217,445 shares available for option grant under the GTI Plan. The proposed amendments to the GTL Plan and the GTI Plan will increase the number of shares available for issuance under the two Plans by a total of 600,000 shares. The allocation of the shares between the Plans will be determined by the Company's Board of Directors. The proposed amendments to the Plans will ensure that there will be a sufficient reserve of shares to permit the grant of further options to existing and new employees of and consultants to the Company and GTI.

Description of the GTL Plan

   The GTL Plan is intended to strengthen the Company by providing selected eligible Israeli employees of, and consultants to, the Company an opportunity to participate in the Company's future by offering them an opportunity to acquire shares in the Company so as to retain, attract and motivate them. Administration of the GTL Plan may be either by the Board or a Committee of the Board (in either case, the "Administrator"). The Administrator may select key employees, including executive officers or consultants, to receive awards under the GTL Plan and has broad discretion to determine the amount and type of awards and terms and conditions of the awards. Individual grants will generally be based on a person's present and potential contribution to the Company. Nonemployee directors are not eligible to participate in the GTL Plan. Since the grant of awards is based upon a determination made by the Administrator after a consideration of various factors, the Company currently cannot determine the nature and amount of any awards that will be granted in the future to any eligible individual or group of individuals.

   The consideration payable upon issuance or exercise of an award and any taxes related to an award may be paid in cash or such other method of payment as is authorized by the Administrator. The Administrator may, at any time prior to the exercise of options under the GTL Plan, reduce the exercise price of such options to the then current fair market value if the previous exercise price exceeds the then current fair market value of the Ordinary Shares underlying such options. Awards generally may be exercised at any time within three months after a participant's employment by, or consulting relationship with, the Company terminates for any reason (but only to the extent exercisable or payable at the time of termination). No award shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

   The Administrator may waive in whole or in part any or all restrictions, conditions, vesting provisions or forfeiture provisions with respect to any award granted under the GTL Plan. The Board may amend, alter or discontinue the GTL Plan or any award at any time, except that the consent of a participant is required if the participant's rights under an outstanding award would be impaired. In addition, the shareholders of the Company must approve any amendment or alteration of the GTL Plan to the extent required by applicable laws, rules or regulations or to the extent that the Board otherwise concludes that shareholder approval is advisable.

   In the event of a consolidation or merger of the Company with or into another corporation, each option outstanding under the GTL Plan shall be assumed, or an equivalent substitute option issued, by the successor corporation or its parent subsidiary.

Israeli Income Tax Consequences relating to the GTL Plan

   The GTL Plan was approved by Israel's Income Tax Commissioner pursuant to
Section 102 of the Israel Income Tax Ordinance (New Version), 1961, which entitles holders of options under the GTL Plan to certain Israeli tax benefits. Section 102 provides, among other things, that holders of options generally will not recognize income for Israeli tax purposes until the earlier of (i) the delivery of the options or the Ordinary Shares by the Trustee to the holder or to a third party pursuant to the holder's instructions and (ii) a sale by the holder of the options or the beneficial rights under the options. The gain recognized by a holder upon any such event will be treated as a capital gain for Israeli income tax purposes. Upon such recognition of gain by the holder, the Company shall be entitled to deduct the same amount as an ordinary deduction.

Description of the GTI Plan

   The GTI Plan is intended to strengthen the Company by providing selected eligible key employees of, and consultants to, GTI an opportunity to participate in the Company's and GTI's future by offering them an opportunity to acquire shares in the Company so as to retain, attract and motivate them. Administration of the GTI Plan may be either by the Company's Board or a Committee of the Company's Board (in either case, the "Committee"). The Committee may select key employees of GTI, including executive officers or consultants, to receive awards under the GTI Plan and has broad discretion to determine the amount and type of awards and terms and conditions of the awards. Individual grants will generally be based on a person's present and potential contribution to GTI and the Company. Nonemployee directors are not eligible to participate in the GTI Plan. Since the grant of awards is based upon a determination made by the Committee after a consideration of various factors, the Company currently cannot determine the nature and amount of any awards that will be granted in the future to any eligible individual or group of individuals.

   Awards may be granted in the form of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("NQOs") (each ISO or NQO, an "Option," and collectively, "Options") or stock purchase rights ("Stock Purchase Rights"). Any award may be granted either alone or in addition to other awards granted under the GTI Plan. The Committee may condition the grant of the award upon the attainment of specified Company, group or division performance goals or other criteria, which need not be the same for all participants.

   Options. Options granted under the GTI Plan may be ISOs or NQOs. The exercise price of ISOs may not be less than the fair market value of the shares subject to the Option on the date of grant. The exercise price of

NQOs must be at least 85 percent of the fair market value of the shares subject to the Option on the date of grant. The term of any Option granted under the GTI Plan may not exceed ten years. Certain other limitations are also applicable to ISOs in order to take advantage of the favorable tax treatment that may be available for ISOs.

   Stock Purchase Rights. Stock Purchase Rights consist of a grant to purchase Ordinary Shares at a purchase price determined by the Committee. Stock Purchase Rights are exercisable for a period of up to 30 days after the grant date.

   The consideration payable upon issuance or exercise of an award and any taxes related to an award may be paid in cash, by check or by promissory note of the participant, as authorized by the Committee. The Committee may, at any time prior to the exercise of options under the GTI Plan, reduce the exercise price of such options to the then current fair market value of the Ordinary Shares underlying such Options. Awards generally may be exercised at any time within three months after a participant's employment by, or consulting relationship with, the Company terminates (but only to the extent exercisable or payable at the time of termination). If termination is due to the participant's death, retirement or disability, the award may be exercised for 12 months thereafter.

   The Committee may adjust the performance goals and measurements applicable to awards. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the GTI Plan.

   The Board may amend, alter or discontinue the GTI Plan or any award at any time, except that the consent of a participant is required if the participant's rights under an outstanding award would be impaired. In addition, the shareholders of the Company must approve any amendment, alteration or discontinuance of the GTI Plan (i) that would increase the total number of shares reserved under the GTI Plan, (ii) with respect to provisions solely as they relate to ISOs, to the extent required for the GTI Plan to comply with Section 422 of the Code, (iii) to the extent required by other applicable laws, rules or regulations or (iv) to the extent that the Board otherwise concludes that shareholder approval is advisable.

   In the event of a merger of the Company with or into another corporation, each outstanding Option or Stock Purchase Right may be assumed, or an equivalent option or right issued, by the successor corporation. If any Option or Stock Purchase Right is not assumed or a substitute right not issued, the Option or Stock Purchase Right shall terminate as of the date of the merger.

Certain United States Federal Income Tax Consequences relating to the GTI Plan

   THE FOLLOWING SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT, OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

 Incentive Stock Options

   Awards; Exercise. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company or GTI (including directors who are also employees). The recipient of an Option (the "Optionee") does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the Option exercise price (the "Option Spread") is includable in the Optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax. The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other "substantial risk of forfeiture."

   Sale of Option Shares. If an Optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares other than to the Company should be taxable as capital gain. Under these circumstances, GTI would not be entitled to a tax deduction at the time the ISO was exercised or at the time the shares were sold. If an Optionee were to dispose of shares acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the shares at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and GTI would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify the Company immediately prior to making a Disqualifying Disposition. If shares are sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company could be taxable as a dividend unless the redemption satisfies one of the paragraphs of Section 302(b) of the Code.

 Nonqualified Stock Options

   Award; Exercise. An Optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the Optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the Optionee will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the Option and their fair market value as of the date of lapse; in addition, the Optionee's holding period will begin on the date of lapse.

   The amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by GTI, and GTI is entitled to a corresponding income tax deduction.

   Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a NQO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If shares are sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company could be taxable as a dividend unless the redemption satisfies one of the paragraphs of Section 302(b) of the Code.

 Stock Purchase Rights.

   The tax treatment of Stock Purchase Rights is identical to that of NQOs, as described above.

Proposal

   Shareholders are being asked to approve the amendment to each of the GTL Plan and the GTI Plan. The affirmative vote of the holders of a majority of the outstanding Ordinary Shares of the Company represented at the Annual Meeting in person or by proxy and voting thereon is necessary for the approval of this resolution.

Board Recommendation

   The Board recommends a vote "FOR" approval of the proposal.

                                PROPOSAL THREE

  Special Resolution to Increase the Registered Share Capital of the Company from NIS 500,000 (50,000,000 Ordinary Shares) to NIS 1,000,000 (100,000,000
                               Ordinary Shares)

Background

   The Company's authorized share capital currently consists of NIS 500,000 divided into 50,000,000 Ordinary Shares. As of May 31, 1999, the Company had 20,581,625 Ordinary Shares outstanding and 3,772,892 Ordinary Shares reserved for issuance under the Company's Employee Stock Option and Stock Purchase Plans. The Board of Directors recommends that the Company's authorized share capital be increased to NIS 1,000,000 divided into 100,000,000 Ordinary Shares. The Board of Directors believes that it is desirable to have a sufficient number of Ordinary Shares available, as the occasion may arise, for a possible share dividend to effect a stock split and possible future financings and acquisition transactions, and other proper corporate purposes. If the amendment to the Articles of Association is approved, the shares may be issued from time to time by the Board of Directors. The availability of additional shares for issuance in the future would give the Company greater flexibility by allowing shares to be issued without incurring the delay and expense of a special shareholders meeting.

Proposal

   Shareholders are being asked to adopt a special resolution to increase the Company's registered share capital from NIS 500,000 divided into 50,000,000 Ordinary Shares to NIS 1,000,000 divided into 100,000,000 Ordinary Shares. The affirmative vote of the holders of at least three-fourths of the outstanding Ordinary Shares of the Company represented at the Annual Meeting in person or by proxy and voting thereon is necessary for the approval of this Special Resolution.

Board Recommendation

   The Board recommends a vote "FOR" approval of the proposal.

                                 PROPOSAL FOUR

              Ratification of Appointment of Independent Auditors

Background

   The Board has selected Ernst & Young LLP as its independent auditors to audit the consolidated financial statements of the Company for the 1999 fiscal year. Ernst & Young LLP has been engaged as the Company's United States auditors since 1996 and audited the Company's consolidated financial statements for all fiscal years since 1994. Ernst & Young LLP has also been GTI's independent auditors since fiscal year 1994. Ratzkovsky Fried & Co. had been engaged as the Company's Israeli auditors from 1994 to 1996. Kost Forer & Gabbay (a member firm of Ernst & Young International) and Ratzkovsky Fried & Co. were engaged as the Company's Israeli joint independent auditors for fiscal year 1997. Representatives of Ernst & Young LLP are expected to be available to respond to questions raised during the Annual Meeting.

Proposal

   Shareholders are being asked to ratify the selection of Ernst and Young LLP as the Company's independent auditor for the 1999 fiscal year. The affirmative vote of the holders of a majority of the outstanding Ordinary Shares of the Company represented and voting at the Annual Meeting is required for ratification of the selection of the independent auditors.

Board Recommendation

   The Board recommends a vote "FOR" approval of the proposal.

                                 PROPOSAL FIVE

     Approval of 1998 Annual Report and Consolidated Financial Statements

Background

   The Company's Annual Report for 1998 was mailed to the Company's shareholders on or about May 6, 1999. The Company's Consolidated Financial Statements for the year ended December 31, 1998 are included in such report.

Proposal

   Shareholders are being asked to adopt a resolution to approve the Annual Report and Consolidated Financial Statements of the Company for the year ended December 31, 1998. The affirmative vote of the holders of a majority of the outstanding Ordinary Shares of the Company represented at the Annual Meeting in person or by proxy and voting thereon is necessary for the approval of this resolution.

Board Recommendation

   The Board recommends a vote "FOR" approval of the proposal.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

                                          THE BOARD OF DIRECTORS

Dated: July 6, 1999

                                                                       1663-PS99

                                  DETACH HERE


                                     PROXY

                            GALILEO TECHNOLOGY LTD.

                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS


The undersigned hereby appoint(s) George Hervey and Avigdor Wilenz, or either of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote as designated below, and, in their discretion, upon such other business as may properly be presented to the meeting, all of the Ordinary Shares of GALILEO TECHNOLOGY LTD. that the undersigned shall be entitled to vote at the Annual Meeting of Shareholders to be held on August 3, 1999 and any adjournments or postponements thereof.


-----------                                                         -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                SIDE
-----------                                                         -----------

                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

This Proxy when properly executed, will be voted in the manner directed by the undersigned shareholder. WHEN NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED BELOW. This proxy may be revoked at any time prior to the time it is voted by any means described on the accompanying Proxy Statement.

1. To elect as directors Avigdor Wilenz, Manuel Alba, Matty Karp, and Christopher J. Schaepe

        FOR      [_]                    [_]     WITHHELD
        ALL                                     FROM ALL
     NOMINEES                                   NOMINEES

[_]
   ---------------------------------------------
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

2. To approve an amendment to each of the Galileo Technology Ltd. 1997 Employees Stock Option Plan and the Galileo Technology Ltd. 1997 GTI Stock Option Plan (together, the "Plans") to increase by 600,000 the number of shares reserved for issuance under such Plans.

               FOR              AGAINST                 ABSTAIN
               [_]                [_]                     [_]

3. To approve a special resolution to increase the registered share capital of the Company from NIS 500,000 (50,000,000 ordinary shares) to NIS 1,000,000 (100,000,000 ordinary shares).

               FOR              AGAINST                 ABSTAIN
               [_]                [_]                     [_]

4. To ratify the appointment of Ernst & Young LLP as the company's independent auditors.

               [_]                [_]                     [_]

5.  To approve the 1998 Annual Report of the Company.

               [_]                [_]                     [_]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT             [_]


Please date and sign exactly as your name(s) appear(s) hereon, if shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual.


Signature:                Date:           Signature:                Date:
         ----------------     -----------          ----------------     --------